As filed with the Securities and Exchange Commission on July 25, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933
ASML Holding N.V.
(Exact name of registrant as specified in its charter)
The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
De Run 6501
5504 DR Veldhoven
The Netherlands
Tel: 31-40-268-3000
 (Address of Principal Executive Offices)
ASML Board of Management Umbrella Share Plan
ASML Employee Umbrella Share Plan
ASML Share and Option Purchase Plan
_____________________
ASML US, Inc.
2650 W. Geronimo Place
Chandler, AZ 85224
(Name and Address of Agent For Service)

800 227 6462
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

James A. McDonald, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street Canary Wharf, London E14 5DS United Kingdom
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company”  in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value EUR 0.09 per share	1,934,000	$142.26	$275,130,840	$31,888
Options to acquire ordinary shares, nominal value EUR 0.09 per share	84,000	$142.26	$11,949,840	$1,385
Total				$33,273
(1)
This Registration Statement shall also cover any additional Ordinary Shares, nominal value EUR 0.09 per share (“Ordinary Shares”) of ASML Holding N.V. (the “Registrant”), that become issuable in respect of the securities identified in the above table under the (i)ASML Board of Management Umbrella Share Plan, (ii) ASML Employee Umbrella Share Plan and (iii) ASML Share and Option Purchase Plan (collectively, the “Plans”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Ordinary Shares registered hereunder.

(2)
Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price of the Ordinary Shares being registered hereby is not known and has been determined in accordance with Rule 457(h)(1) and 457(c) based on the average high and low price of the Ordinary Shares on July 18, 2017.

(3)
Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price of the options to acquire Ordinary Shares being registered hereby is not yet known and is determined in accordance with Rule 457(h)(1) as of July 18, 2017.

EXPLANATORY NOTE
This Registration Statement is filed pursuant to General Instruction E to Form S-8. This Registration Statement is filed by the Registrant to register an additional 1,934,000 ordinary shares, par value EUR 0.09 per share (the "Ordinary Shares"), of the Registrant, and an additional 84,000 options to acquire Ordinary Shares, each of which may be awarded under the Plans. The contents of the Registrant's Registration Statements on Form S-8 filed April 13, 2015 registering 1,266,753 Ordinary Shares and 177,000 options to acquire Ordinary Shares (Commission File No. 333-203390) and Form S-8 filed December 19, 2013 registering 1,804,000 ordinary shares of Registrant (Commission File No. 333-192951) are incorporated herein by reference and made a part hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Veldhoven, The Netherlands on this, the 25th day of July 2017.
ASML Holding N.V.

By:	/s/ Peter T.F.M. Wennink
Name:	Peter T.F.M. Wennink
Title:	President and Chief Executive Officer and Member of the Board of Management of ASML Holding N.V.

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Peter T.F.M. Wennink and Wolfgang U. Nickl, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ASML, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated and on the 25th day of July 2017.
Signature	Title

/s/ Peter T.F.M. Wennink	President and Chief Executive Officer and Member of the Board of Management of ASML Holding N.V.
Name: Peter T.F.M. Wennink

/s/ Gerard J. Kleisterlee	Chairman of the Supervisory Board
Name: Gerard J. Kleisterlee

/s/ Douglas A. Grose	Vice Chairman and Member of the Supervisory Board
Name: Douglas A. Grose

/s/ Pauline F.M. van der Meer Mohr	Member of the Supervisory Board
Name: Pauline F.M. van der Meer Mohr

/s/ Wolfgang H. Ziebart	Member of the Supervisory Board
Name: Wolfgang H. Ziebart

/s/ Carla M.S. Smits-Nusteling	Member of the Supervisory Board
Name: Carla M.S. Smits-Nusteling

/s/ Johannes (Hans) M.C. Stork	Member of the Supervisory Board
Name: Johannes (Hans) M.C. Stork

/s/ Annet Aris	Member of the Supervisory Board
Name: Annet Aris

/s/ Rolf-Dieter Schwalb	Member of the Supervisory Board
Name: Rolf-Dieter Schwalb

/s/ Wolfgang U. Nickl	Executive Vice President, Chief Financial Officer, Principal Accounting Officer and Member of the Board of Management of ASML Holding N.V.
Name: Wolfgang U. Nickl

Authorized Representative in the United States

By: /s/ Jerry Drube
Name:	Jerry Drube
Title:	President of ASML US, Inc.

INDEX OF EXHIBITS

Exhibit Number	Description
4.1
English Translation of the Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to Amendment No. 13 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 8, 2013)

4.2	Specimen Certificate for New York Shares (incorporated by reference to Exhibit 1.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 6, 2000)
4.3	ASML Board of Management Umbrella Share Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 13, 2015)
4.4	ASML Employee Umbrella Share Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 19, 2013)
4.5	ASML Share and Option Purchase Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 13, 2015)
5.1	Opinion of Robert F. Roelofs regarding the legality of the securities being registered*
23.1	Consent of KPMG Accountants N.V.*
23.2	Consent of Deloitte Accountants B.V.*
23.3	Consent of Robert F. Roelofs (included in his opinion filed as Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
* Filed herewith